Exhibit 99.1

Stifel Reports First Quarter 2023 Results

ST. LOUIS, MO, April 26, 2023 – Stifel Financial Corp. (NYSE: SF) today reported net revenues of $1.1 billion for the three months ended March 31, 2023, compared with $1.1 billion a year ago. Net income available to common shareholders was $148.2 million, or $1.28 per diluted common share, compared with $164.2 million, or $1.39 per diluted common share for the first quarter of 2022. Non-GAAP net income available to common shareholders of $161.3 million, or $1.40 per diluted common share for the first quarter of 2023.

Ronald J. Kruszewski, Chairman and Chief Executive Officer, said “Stifel had a strong quarter led by record results in Global Wealth Management. More importantly, the quality of our franchise was on display as our balance sheet did not face the same issues that plagued many regional banks. Although the market outlook remains uncertain, I am confident that the diversity of our business model and our conservative approach will enable Stifel to continue to generate strong results in ever changing market conditions.”

Highlights

•	The Company reported net revenues of $1.1 billion primarily driven by higher net interest income.

•	Non-GAAP net income available to common shareholders of $1.40.

•	Net interest income up $140.6 million, or 90%, over the year-ago quarter.

•	Recruited 49 financial advisors during the quarter, including 19 experienced employee advisors and 1 experienced independent advisor.

•	Bank loans up $3.0 billion, or 17%, from the prior year.

•	Non-GAAP pre-tax margin of 21% as the Company maintained its focus on expense discipline, while continuing to invest in the business. In addition, the Company gained operating leverage as a result of the composition of revenues compared to the prior year.

•	Annualized return on tangible common equity (ROTCE) (5) of 20%.

•	Tangible book value per common share (7) of $30.08, up 8% from prior year.

Financial Summary (Unaudited)
(000s)	1Q 2023	1Q 2022
GAAP Financial Highlights:
Net revenues	$1,106,793	$1,116,527
Net income (1)	$148,219	$164,229
Diluted EPS (1)	$1.28	$1.39
Comp. ratio	58.8%	60.3%
Non-comp. ratio	22.2%	19.4%
Pre-tax margin	19.0%	20.3%
Non-GAAP Financial Highlights:
Net revenues	$1,106,790	$1,116,587
Net income (1) (2)	$161,268	$175,587
Diluted EPS (1) (2)	$1.40	$1.49
Comp. ratio (2)	58.0%	59.5%
Non-comp. ratio (2)	21.5%	18.8%
Pre-tax margin (3)	20.5%	21.7%
ROCE (4)	13.9%	16.2%
ROTCE (5)	19.9%	23.8%
Global Wealth Management (assets and loans in millions)
Net revenues	$757,186	$681,725
Pre-tax net income	$316,109	$225,413
Total client assets	$405,988	$421,414
Fee-based client assets	$149,541	$157,910
Bank loans (6)	$20,935	$17,908
Institutional Group
Net revenues	$332,613	$431,363
Equity	$214,572	$251,264
Fixed Income	$118,041	$180,099
Pre-tax net income	$33,720	$96,628

Media Contact: Neil Shapiro (212) 271-3447 | Investor Contact: Joel Jeffrey (212) 271-3610 | www.stifel.com/investor-relations

Global Wealth Management

Global Wealth Management reported record net revenues of $757.2 million for the three months ended March 31, 2023 compared with $681.7 million during the first quarter of 2022. Pre-tax net income was $316.1 million compared with $225.4 million in the first quarter of 2022.

Highlights

•	Recruited 49 financial advisors during the quarter, including 19 experienced employee advisors, and 1 experienced independent advisor, with total trailing 12 month production of $12 million.

•	Client assets of $406.0 billion, down 4% from the year-ago quarter driven by lower asset levels due to declines in the markets.

•	Bank loans of $20.9 billion, up 17% over the year-ago quarter.

Net revenues increased 11% from a year ago:

•	Transactional revenues decreased 9% from the year-ago quarter reflecting a decrease in client activity.

•	Asset management revenues decreased 8% from the year-ago quarter as a result of a decline in fee-based asset values.

•	Net interest income increased 80% over the year-ago quarter driven by higher interest rates and loan growth.

Total Expenses:

•	Compensation expense as a percent of net revenues decreased to 45.2% primarily as a result of higher net interest income.

•	Provision for credit losses was primarily impacted by reserve reductions, partially offset by growth in the loan portfolio.

•	Non-compensation operating expenses as a percent of net revenues decreased to 13.1% primarily as a result of revenue growth, expense discipline, and a decrease in the provision for credit losses over the year-ago quarter.

Summary Results of Operations
(000s)	1Q 2023	1Q 2022
Net revenues	$757,186	$681,725
Transactional revenues	161,255	176,320
Asset management	315,537	341,613
Net interest income	281,932	156,760
Investment banking	4,158	5,147
Other income	(5,696)	1,885
Total expenses	$441,077	$456,312
Compensation expense	342,423	364,993
Provision for credit losses	4,920	8,240
Non-comp. opex	93,734	83,079
Pre-tax net income	$316,109	$225,413
Compensation ratio	45.2%	53.5%
Non-compensation ratio	13.1%	13.4%
Pre-tax margin	41.7%	33.1%

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Institutional Group

Institutional Group reported net revenues of $332.6 million for the three months ended March 31, 2023 compared with $431.4 million during the first quarter of 2022. Pre-tax net income was $33.7 million compared with $96.6 million in the first quarter of 2022.

Highlights

Investment banking revenues decreased 17% from a year ago:

•	Advisory revenues of $151.1 million decreased 17% from the year-ago quarter driven by lower levels of completed advisory transactions.

•	Equity capital raising revenues decreased from the year-ago quarter on lower issuances in line with market volumes in an uncertain market environment.

•	Fixed income capital raising revenues decreased from the year-ago quarter as microeconomic conditions contributed to lower municipal bond and loan issuances.

Fixed income transactional revenues decreased 42% from a year ago:

•	Fixed income transactional revenues decreased from the year-ago quarter driven by lower volumes in our rates products.

Equity transactional revenues decreased 7% from a year ago:

•	Equity transactional revenues declined from the year-ago quarter driven by declines in equity markets and lower client activity.

Total Expenses:

•	Compensation expense as a percent of net revenues increased to 61.9% primarily as a result of lower net revenues.

•	Non-compensation operating expenses as a percent of net revenues increased to 28.0% as a result of lower net revenues, higher travel-related expenses, and continued investments in technology, partially offset by lower clearing expenses.

Summary Results of Operations
(000s)	1Q 2023	1Q 2022
Net revenues	$332,613	$431,363
Investment banking	207,721	249,699
Advisory	151,063	181,396
Equity capital raising	24,672	29,434
Fixed income capital raising	31,986	38,869
Fixed income transactional	71,428	122,293
Equity transactional	52,389	56,566
Other	1,075	2,805
Total expenses	$298,893	$334,735
Compensation expense	205,905	252,347
Non-comp. opex.	92,988	82,388
Pre-tax net income	$33,720	$96,628
Compensation ratio	61.9%	58.5%
Non-compensation ratio	28.0%	19.1%
Pre-tax margin	10.1%	22.4%

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Other Matters

Highlights

•	Total assets increased $3.5 billion, or 10%, over the year-ago quarter and 4% sequentially.

•	The Company repurchased $171.5 million of its outstanding common stock during the first quarter, including $77.0 million in connection with net-share settlements under its equity compensation plan.

•	Weighted average diluted shares outstanding decreased as a result of the Company’s lower share price and increase in share repurchases over the comparable period.

•	The Board of Directors declared a $0.36 quarterly dividend per share payable on March 15, 2023 to common shareholders of record on March 1, 2023.

•	The Board of Directors declared a quarterly dividend on the outstanding shares of the Company’s preferred stock payable on March 15, 2023 to shareholders of record on March 1, 2023.

	1Q 2023	1Q 2022
Common stock repurchases
Repurchases (000s)	$171,527	$86,561
Number of shares (000s)	2,752	1,226
Average price	$62.32	$70.62
Period end shares (000s)	106,172	106,626
Weighted average diluted shares outstanding (000s)	115,390	118,140
Effective tax rate	24.9%	23.6%
Stifel Financial Corp. (8)
Tier 1 common capital ratio	13.9%	15.2%
Tier 1 risk based capital ratio	16.8%	18.6%
Tier 1 leverage capital ratio	10.9%	11.3%
Tier 1 capital (MM)	$3,965	$3,715
Risk weighted assets (MM)	$23,534	$19,959
Average assets (MM)	$36,415	$32,934
Quarter end assets (MM)	$38,598	$35,088
Agency	Rating	Outlook
Fitch Ratings	BBB+	Stable
S&P Global Ratings	BBB-	Positive

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Conference Call Information

Stifel Financial Corp. will host its first quarter 2023 financial results conference call on Wednesday, April 26, 2023, at 9:30 a.m. Eastern Time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (866) 409-1555 and referencing conference ID 4717221. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated, including its Eaton Partners business division; Keefe, Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Stifel Independent Advisors, LLC. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.stifel.com/investor-relations.

The information provided herein and in the financial supplement, including information provided on the Company’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available online in the Investor Relations section at www.stifel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. For information about the risks and important factors that could affect the Company’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Forward-looking statements speak only as to the date they are made. The Company disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Summary Results of Operations (Unaudited)

	Three Months Ended
(000s, except per share amounts)	3/31/2023	3/31/2022	% Change	12/31/2022	% Change
Revenues:
Commissions	$169,550	$195,909	(13.5)	$168,945	0.4
Principal transactions	115,522	159,270	(27.5)	125,781	(8.2)
Investment banking	211,879	254,846	(16.9)	223,706	(5.3)
Asset management	315,569	341,636	(7.6)	289,462	9.0
Other income	(2,293)	8,888	(125.8)	11,862	(119.3)
Operating revenues	810,227	960,549	(15.6)	819,756	(1.2)
Interest revenue	451,564	165,435	173.0	416,731	8.4
Total revenues	1,261,791	1,125,984	12.1	1,236,487	2.0
Interest expense	154,998	9,457	nm	114,840	35.0
Net revenues	1,106,793	1,116,527	(0.9)	1,121,647	(1.3)
Non-interest expenses:
Compensation and benefits	651,190	673,691	(3.3)	647,962	0.5
Non-compensation operating expenses	245,720	215,727	13.9	239,988	2.4
Total non-interest expenses	896,910	889,418	0.8	887,950	1.0
Income before income taxes	209,883	227,109	(7.6)	233,697	(10.2)
Provision for income taxes	52,344	53,560	(2.3)	57,076	(8.3)
Net income	157,539	173,549	(9.2)	176,621	(10.8)
Preferred dividends	9,320	9,320	0.0	9,320	0.0
Net income available to common shareholders	$148,219	$164,229	(9.7)	$167,301	(11.4)
Earnings per common share:
Basic	$1.36	$1.50	(9.3)	$1.54	(11.7)
Diluted	$1.28	$1.39	(7.9)	$1.43	(10.5)
Cash dividends declared per common share	$0.36	$0.30	20.0	$0.30	20.0
Weighted average number of common shares outstanding:
Basic	108,754	109,205	(0.4)	108,344	0.4
Diluted	115,390	118,140	(2.3)	117,223	(1.6)

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Non-GAAP Financial Measures (9)

	Three Months Ended
(000s, except per share amounts)	3/31/2023	3/31/2022
GAAP net income	$157,539	$173,549
Preferred dividend	9,320	9,320
Net income available to common shareholders	148,219	164,229

Non-GAAP adjustments:
Merger-related (10)	17,386	14,853
Provision for income taxes (11)	(4,337)	(3,495)
Total non-GAAP adjustments	13,049	11,358
Non-GAAP net income available to common shareholders	$161,268	$175,587
Weighted average diluted shares outstanding	115,390	118,140

GAAP earnings per diluted common share	$1.36	$1.47
Non-GAAP adjustments	0.12	0.10
Non-GAAP earnings per diluted common share	$1.48	$1.57
GAAP earnings per diluted common share available to common shareholders	$1.28	$1.39
Non-GAAP adjustments	0.12	0.10
Non-GAAP earnings per diluted common share available to common shareholders	$1.40	$1.49

GAAP to Non-GAAP Reconciliation (9)

	Three Months Ended
(000s)	3/31/2023	3/31/2022
GAAP compensation and benefits	$651,190	$673,691
As a percentage of net revenues	58.8%	60.3%
Non-GAAP adjustments:
Merger-related (10)	(9,253)	(9,311)
Non-GAAP compensation and benefits	$641,937	$664,380
As a percentage of non-GAAP net revenues	58.0%	59.5%

GAAP non-compensation expenses	$245,720	$215,727
As a percentage of net revenues	22.2%	19.4%
Non-GAAP adjustments:
Merger-related (10)	(8,136)	(5,482)
Non-GAAP non-compensation expenses	$237,584	$210,245
As a percentage of non-GAAP net revenues	21.5%	18.8%
Total merger-related expenses	$17,386	$14,853

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Footnotes

(1)	Represents available to common shareholders.
(2)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”
(3)

Non-GAAP pre-tax margin is calculated by adding total merger-related expenses (non-GAAP adjustments) and dividing it by non-GAAP net revenues. See “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”

(4)

Return on average common equity (“ROCE”) is calculated by dividing annualized net income applicable to common shareholders by average common shareholders’ equity or, in the case of non-GAAP ROCE, calculated by dividing non-GAAP net income applicable to commons shareholders by average common shareholders’ equity.

(5)

Return on average tangible common equity (“ROTCE”) is calculated by dividing annualized net income applicable to common shareholders by average tangible shareholders’ equity or, in the case of non-GAAP ROTCE, calculated by dividing non-GAAP net income applicable to common shareholders by average tangible common equity. Tangible common equity, also a non-GAAP financial measure, equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Average deferred taxes on goodwill and intangible assets was $62.3 million and $55.5 million as of March 31, 2023 and 2022, respectively.

(6)	Includes loans held for sale.
(7)

Tangible book value per common share represents shareholders’ equity (excluding preferred stock) divided by period end common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets.

(8)	Capital ratios are estimates at time of the Company’s earnings release, April 26, 2023.
(9)

The Company prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). The Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include, amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing the Company’s financial condition or operating results. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever the Company refers to a non-GAAP financial measure, it will also define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure it references and such comparable U.S. GAAP financial measure.

(10)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards, debentures, and promissory notes issued as retention, additional earn-out expense, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(11)	Primarily represents the Company’s effective tax rate for the period applied to the non-GAAP adjustments.

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